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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
nLIGHT, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP /s/ KPMG LLP
Portland, Oregon April 16, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm